As filed with the Securities and Exchange Commission on May 30, 2012.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

APMEX PHYSICAL—1OZ. GOLD REDEEMABLE TRUST

(Exact Name of Registrant as Specified in its Charter)

Province of Ontario, Canada	98-6064390
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 University Avenue, Suite 900, North Tower Toronto, Ontario	M5J 2Y1
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units	NYSE Arca, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-178745

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.                    Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the headings “Description of the Units,” “Redemption of Units,” “Market for the Trust’s Units,” “Distribution Policy,” “Description of the Amended and Restated Trust Agreement,” “Termination of the Trust” and “Tax Considerations” in Amendment No. 2 to the Trust’s Registration Statement on Form F-1 (File number 333-178745) as filed on May 18, 2012. This information contained under the headings “Description of the Units,” “Redemption of Units,” “Market for the Trust’s Units,” “Distribution Policy,” “Description of the Amended and Restated Trust Agreement,” “Termination of the Trust” and “Tax Considerations” is hereby incorporated herein by reference.

The transfer agent and registrar for the Trust is Computershare Investor Services Inc.

Item 2.                    Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Arca and because the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

APMEX PHYSICAL—1 OZ. GOLD REDEEMABLE TRUST, by its manager, Apmex Precious Metals Management Services, Inc.

Date: May 30, 2012	By:	/s/ Michael Haynes
Name: Michael Haynes
Title: Chief Executive Officer